Exhibit 99.1

NEWS RELEASE

Contact:	Contact:
CONMED Corporation	Viking Systems, Inc.
Robert Shallish	Robert Mathews
Chief Financial Officer	EVP & CFO
315-624-3206	508-366-3668 ext. 8392

FTI Consulting

Investors: Brian Ritchie

212-850-5600

FOR RELEASE: 7:00 AM (Eastern) August 14, 2012

CONMED Corporation to Acquire Viking Systems, Inc.

- Will Expand the Surgical Video Offering for General Surgery to Include 3D-HD

Utica, New York and Westborough, Massachusetts, August 14, 2012 ----- CONMED Corporation (Nasdaq: CNMD) and Viking Systems, Inc. (OTC BB: VKNG) (OTCQB: VKNG) today announced that the companies have entered into a definitive agreement providing for CONMED to acquire Viking for $0.27 per share in cash. The purchase price represents a 42% premium over the closing price of Viking’s common stock on August 13, 2012. The total expected consideration, including amounts to be paid in respect of in-the-money stock options and warrants, will be approximately $22.5 million.

Under the terms of the transaction, a wholly-owned subsidiary of CONMED will promptly commence a tender offer to purchase all of Viking’s outstanding shares of common stock for $0.27 per share in cash. Following successful completion of the tender offer, CONMED will acquire all remaining shares not tendered into the offer through a second-step merger at the same price as in the tender offer.

The proposed transaction has been approved by the boards of directors of both companies. In addition, certain Viking stockholders have entered into a Tender and Voting Agreement under which they have agreed, among other things, to tender into the tender offer all shares of Viking’s common stock that they beneficially own. As of August 13, 2012, this Tender and Voting Agreement represents commitments to tender an aggregate of approximately 43% of Viking’s issued and outstanding shares.

Consummation of the tender offer is subject to various conditions, including a minimum tender of at least a majority of outstanding Viking shares on a fully diluted basis and other customary conditions. The tender offer is not subject to a financing condition. The tender offer is expected to be launched by approximately August 27, 2012, and CONMED expects the transaction to close in the fourth quarter of 2012.

“The Viking line of 3-D High Definition surgical video products represents a strategic addition to our general surgical imaging franchise,” commented Mr. Joseph J. Corasanti, President and CEO of CONMED Corporation. “Viking is at the forefront of three dimensional HD surgical imaging, and we believe that merging this technology with our established worldwide marketing and sales teams will expand the use of superior surgical visualization benefiting both surgeons and their patients.”

“This is a significant milestone for Viking,” said Jed Kennedy, President and CEO of Viking. “We are excited to join together with CONMED, which shares our vision for 3D-HD surgical imaging and has an established reputation for innovation and excellent customer service. Viking’s Board of Directors recommends that all stockholders tender all their shares into CONMED’s offer.”

Viking’s lead product, the Viking 3D-HD Vision System, is an advanced three dimensional vision system which employs a flat screen monitor and passive glasses. It is used by surgeons during complex minimally invasive laparoscopic surgery, with applications in urologic, gynecologic, bariatric, cardiac, neurologic and general surgery. It is believed to be the only stand-alone 3D laparoscopic vision system available today that is both FDA-cleared and CE-marked. Viking’s 3D-HD system is uniquely positioned to fill the gap between conventional 2D-HD systems and the 3D-HD visualization systems that are available only as a part of high cost robotic systems. Viking also manufactures 2D digital cameras that are sold to third party companies who sell to end users through OEM programs.

CONMED anticipates that its present 2-D surgical video research and marketing team in Santa Barbara, California will be consolidated into the Viking group in Massachusetts over the next year. It is expected that the transaction will initially be neutral to adjusted earnings, although CONMED will incur transitional costs associated with the consolidation.

Sullivan & Cromwell LLP is serving as CONMED’s legal advisor, and Trombly Business Law, PC is serving as Viking’s legal advisor. Cantor Fitzgerald & Co. is serving as Viking’s financial advisor.

About CONMED

CONMED is a medical technology company with an emphasis on surgical devices and equipment for minimally invasive procedures and patient monitoring. Its products serve the clinical areas of arthroscopy, powered surgical instruments, electrosurgery, cardiac monitoring disposables, endosurgery and endoscopic technologies. They are used by surgeons and physicians in a variety of specialties including orthopedics, general surgery, gynecology, neurosurgery and gastroenterology. Headquartered in Utica, New York, the Company’s 3,400 employees distribute its products worldwide from several manufacturing locations.

About Viking Systems

Viking Systems, Inc. is a leading worldwide developer, manufacturer and marketer of 3D and 2D visualization solutions for complex minimally invasive surgery. It actively markets and sells the only stand alone, FDA cleared, cost-effective 3D system for use in minimally invasive laparoscopic surgery. Viking provides surgeons with proprietary visualization systems enabling minimally invasive surgical procedures, which reduce patient trauma and recovery time. Viking, through its OEM products business, also designs and manufactures surgical vision systems and components for several leading medical instrument companies worldwide.

Forward Looking Information

This press release contains forward-looking statements based on certain assumptions and contingencies that involve known and unknown risks, uncertainties and other factors, many of which are beyond the control of CONMED and Viking. The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and relate to the Company’s performance on a going-forward basis. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including all statements regarding the intent, belief or expectation of the companies’ and members of their senior management team. Often, but not always, forward-looking statements can be identified by the use of words such as “plans,” “expects,” “expected,” “scheduled,” “estimates,” “intends,” “anticipates” or “believes,” or variations of such words and phrases, or can state that certain actions, events, conditions, circumstances or results “may,” “could,” “would,” “might” or “will” be taken, occur or be achieved. Forward-looking statements can include, without limitation: prospective performance and opportunities and the outlook for the companies’ businesses; the ability of CONMED to advance Viking’s product lines; the expected timing of the completion of the transactions; the ability to complete the transactions considering the various closing conditions; and any assumptions underlying any of the foregoing. Viking stockholders and other investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties and are cautioned not to place undue reliance on these forward-looking statements. Actual results may differ materially from those currently anticipated due to a number of risks and uncertainties. Risks and uncertainties that could cause the actual results to differ from expectations contemplated by forward-looking statements include: uncertainties as to the timing of the tender offer and merger; uncertainties as to how many of Viking’s stockholders will tender their stock in the offer; the possibility that competing offers will be made; the possibility that various closing conditions for the transactions may not be satisfied or waived; the effects of the transactions on relationships with employees, customers, other business partners or governmental entities; other business effects, including the effects of industry, economic or political conditions outside of the companies’ control; transaction costs; actual or contingent liabilities; and other risks and uncertainties detailed from time to time in the Schedule TO and Schedule 14D-9 filed with the Securities and Exchange Commission in connection with the tender offer, as well as the companies’ periodic reports filed with the Securities and Exchange Commission, including current reports on Form 8-K, quarterly reports on Form 10-Q and annual reports on Form 10-K. All forward-looking statements are based on information currently available to the companies, and the companies assume no obligation to update any such forward-looking statements as a result of new information, future developments or otherwise, except as expressly required by law.

Important Information about the Tender Offer

The tender offer described in this communication has not yet commenced. This communication is neither an offer to purchase nor a solicitation of an offer to sell any securities. At the time the offer is commenced, CONMED will file a Tender Offer Statement on Schedule TO containing an Offer to Purchase, a related Letter of Transmittal and other documents relating to the tender offer, and thereafter Viking will file a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the offer. Viking stockholders and other investors are urged to read the tender offer materials and the Solicitation/Recommendation Statement when they become available because they will contain important information which should be read carefully before any decision is made with respect to the tender offer. The Offer to Purchase, the related Letter of Transmittal and certain other offer documents, as well as the Schedule 14D-9, will be sent free of charge to all Viking stockholders. In addition, all of these materials will be made available free of charge at the Securities and Exchange Commission’s web site at www.sec.gov. Viking stockholders and other investors may also obtain these materials free of charge (when they become available) for free by contacting the information agent for the tender offer.

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